UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Tribune Publishing Company

(Name of Registrant as Specified In Its Charter)

Gannett Co., Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:
	(2)	Aggregate number of securities to which the transaction applies:
	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of the transaction:
	(5)	Total fee paid:

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	(4)	Date Filed:

May 6, 2016

Statement in Response to Tribune Publishing Company’s May 6, 2016 Filing:

Gannett Co., Inc. (“Gannett”) believes the recent actions and statements by the Tribune Publishing Company (“Tribune”) Board of Directors reflect complete disregard for its responsibility to shareholders – the true owners of Tribune.

REALITY:

Gannett has offered Tribune an all-cash $12.25 per share offer that represents a 63 percent premium to Tribune’s closing stock price on April 22, 2016, which the Tribune Board of Directors has flatly rejected.

The Tribune Chairman of the Board has stated:

•	“There’s no price… We’re not for sale. We’ll always listen to everybody but we’re not for sale.” – Chicago Tribune, May 5, 2016

•	“I don’t know anything about the newspaper business… I like to be in businesses that I know something about.” – Chicago Magazine, October 11, 2013

REALITY:

The comparable transactions and trading companies multiples suggested as valuation benchmarks by Tribune are inappropriate and misleading:

•	Tribune highlights only two outlier newspaper transactions. The Financial Times and Washington Post sales multiples are not comparable given the very different business attributes of the Financial Times and the financial condition of the Washington Post at the time of the sale.

•	Tribune has ignored more than 20 U.S. daily newspaper transactions from the past 24 months that are more appropriate benchmarks.

•	The public company analysis as portrayed by Tribune is also misleading as it includes inappropriate non-peer companies which distort the multiple.

REALITY:

The sale of approximately 16 percent of Tribune’s shares to its Chairman, Michael Ferro, approximately 90 days ago at $8.50 per share (a discount of $0.50 or six percent from Tribune’s closing stock price the day prior to announcement) was followed by a series of steps by Tribune’s Board that have conveyed disproportionate control to Mr. Ferro. The Board first appointed Mr. Ferro’s close business associate as CEO and director, then appointed three additional directors and at its 2016 Annual Meeting on June 2, 2016, will reduce the size of the Board such that five of the eight remaining directors will be Mr. Ferro and his closely affiliated nominees.

In the end, Tribune shareholders need to consider whether they are willing to entrust their investment to a Chairman who: bought his own shares at $8.50 per share; acknowledged he knows nothing about newspapers; said the Company is not for sale; and supported the nomination of a slate of directors that includes four nominees who are long-time business associates of or have significant ties to him.

Gannett views the “withhold” campaign as an important opportunity for Tribune shareholders to make their views known. By voting withhold, shareholders will send a clear message to their board to engage with Gannett with respect to our proposal.

ABOUT GANNETT

Gannett Co., Inc. (NYSE: GCI) is a new kind of media company committed to strengthening communities across the nation. Through trusted, compelling content and unmatched local-to-national reach, the company touches the lives of more than 100 million people monthly. With more than 120 markets internationally, it is known for Pulitzer Prize-winning newsrooms, powerhouse brands such as USA TODAY and specialized media properties. To connect with us, visit www.gannett.com.

FORWARD LOOKING STATEMENTS

Certain statements in this communication may be forward looking in nature or constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed acquisition of Tribune by Gannett and the benefits of the proposed acquisition. Forward-looking statements include all statements that are not historical facts and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Any such statements speak only as of the date the statements were made and are not guarantees of future performance. The matters discussed in these forward-looking statements are subject to a number of risks, trends, uncertainties and other factors that could cause actual results and developments to differ materially from those projected, anticipated or implied in the forward-looking statements. These factors include, among other things, the ability of Gannett and Tribune to agree to the terms of the proposed transaction and, in the event a definitive transaction agreement is executed, the ability of the parties to obtain any necessary stockholder and regulatory approvals, to satisfy any other conditions to the closing of the transaction and to consummate the proposed transaction on a timely basis, as well as changes in business strategies, economic conditions affecting the newspaper publishing business and Gannett’s ability to successfully integrate Tribune’s operations and employees with Gannett’s existing business. Additional information regarding risks, trends, uncertainties and other factors that may cause actual results to differ materially from these forward-looking statements is available in Gannett’s filings with the U.S. Securities and Exchange Commission, including Gannett’s annual report on Form 10-K. Any forward-looking statements should be evaluated in light of these important risk factors. Gannett is not responsible for updating or revising any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ADDITIONAL INFORMATION

Gannett filed a preliminary proxy statement and an accompanying GOLD proxy card with the U.S. Securities and Exchange Commission (the “SEC”) on May 2, 2016, which will be used to solicit withhold votes with respect to the election of all of the director candidates nominated by Tribune for election at Tribune’s 2016 annual meeting of stockholders. This communication is not a substitute for such preliminary proxy statement. INVESTORS AND SECURITY HOLDERS OF TRIBUNE ARE URGED TO READ SUCH PRELIMINARY PROXY STATEMENT, AND ANY OTHER DOCUMENTS FILED WITH THE SEC WITH RESPECT TO GANNETT’S SOLICITATION REGARDING TRIBUNE’S 2016 ANNUAL MEETING OF STOCKHOLDERS IF AND WHEN THEY BECOME AVAILABLE, CAREFULLY IN THEIR ENTIRETY AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SOLICITATION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC through the web site maintained by the SEC at http://www.sec.gov.

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication also relates to a proposal that Gannett has made for a business combination transaction with Tribune. In furtherance of this proposal and subject to future developments, Gannett (and, if a negotiated transaction is agreed, Tribune) may file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document Gannett and/or Tribune may file with the SEC in connection with the proposed transaction.

INVESTORS AND SECURITY HOLDERS OF TRIBUNE ARE URGED TO READ THE PROXY STATEMENTS OR OTHER DOCUMENTS FILED WITH THE SEC WITH RESPECT TO THE PROPOSED TRANSACTION CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any definitive proxy statement with respect to the proposed transaction (if and when available) will be mailed to stockholders of Tribune. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC through the web site maintained by the SEC at http://www.sec.gov.

Gannett and its respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies with respect to Tribune’s 2016 annual meeting of stockholders. This communication does not constitute a solicitation of a proxy from any stockholder with respect to the proposed transaction. However, Gannett and/or Tribune and their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Gannett’s directors and executive officers in Gannett’s definitive proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on March 23, 2016, and Gannett’s annual report on Form 10-K for the fiscal year ended December 27, 2015, which was filed with the SEC on February 25, 2016. You can find information about Tribune’s directors and executive officers in Tribune’s definitive proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on April 19, 2016. Additional information regarding the interests of such potential participants will be included in one or more proxy statements or other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents using the sources indicated above.

CONTACT:

FOR MEDIA INQUIRIES:

Amber Allman, 703-854-5358

Vice President, Corporate Communications

aallman@gannett.com

or

Joele Frank, Wilkinson Brimmer Katcher

Joele Frank / Michael Freitag / Ed Trissel, 212-355-4449

FOR INVESTOR INQUIRIES:

Michael Dickerson, 703-854-6185

Vice President, Investor Relations

mdickerson@gannett.com

or

Innisfree M&A Incorporated

Art Crozier / Jennifer Shotwell / Larry Miller, (212) 750-5833